Exhibit 10.6

FORM OF

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated as of ________, 202_, is by and between ARKO Corp., a Delaware corporation (“ARKO”), on behalf of itself and its subsidiaries other than the APC Group (“ARKO Group”), and ARKO Petroleum Corp., a Delaware corporation, on behalf of itself and its subsidiaries (“APC Group”), and shall become effective immediately prior to the closing of the initial public offering of the Class A common stock of APC (the “IPO”). Each of APC Group and ARKO Group is sometimes referred to herein as a “Party” and collectively, as the “Parties.”

INTRODUCTION

WHEREAS, ACS, a wholly owned subsidiary of ARKO, formed APC, as a wholly owned subsidiary of ACS; immediately following the effectiveness of this Agreement, APC will issue and sell Class A common stock to the public in the IPO; and following the IPO, APC will be a “controlled company” (as defined by the applicable rules of the Nasdaq Stock Market, LLC).

WHEREAS, following the IPO, APC Group will require certain members of the ARKO Group to provide services to the APC Group, and ARKO Group has agreed to provide or cause to be provided such services on the terms and conditions set forth herein; and

WHEREAS, the Parties have each determined that it is desirable to enter into this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement:

(a) “ACS” means Arko Convenience Stores, LLC, a Delaware limited liability company.

(b) “APC” means ARKO Petroleum Corp, a Delaware corporation.

(c) “APC Group” has the meaning set forth in the Preamble.

(d) “Business” means the business of APC Group, as the same may exist from time to time.

(e) “Business Day” means a day other than a Saturday, Sunday, or any day on which commercial banks in Virginia or Texas are authorized or required by law to close.

(f) “Change of Control” means the consummation of any transaction or series of related transactions (however structured or evidenced) which (a) results in ARKO Group no longer directly or indirectly controlling more than 50% of the combined voting power of the capital stock of APC entitled to vote generally in the election of directors of APC; (b) involves the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of APC Group taken as a whole; or (c) results in APC no longer directly or indirectly controlling more than 50% of the combined voting power of GPM Empire, LLC or GPM Petroleum, LLC (or their successor by merger).

(g) “Confidential Information” means financial, technical, sales, marketing, development, personnel, and other information, records, or data, including, without limitation, customer lists, trade secrets, designs, product formulations, product specifications or any other proprietary or confidential information of a Party, irrespective of form or medium on which it is stored. Confidential Information shall not include information which: (a) is known to the public other than due to a breach by a Party of its confidentiality obligations under this Agreement; (b) is independently developed by the receiving Party without use of the Confidential Information of the disclosing Party; or (c) is rightfully received from a third party who is not under and does not thereby breach an obligation of confidentiality.

(h) “Conflicts Committee” means a committee of the Board of Directors of APC composed entirely of two or more directors, each of whom is determined by such board to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the national securities exchange on which any class of APC’s stock is then listed or admitted to trading and who do not also serve on the Board of Directors of ARKO.

(i) “Executive Services” means services provided by the officers of a member of the APC Group who are also employees of the ARKO Group when such officer is acting in the capacity of an officer of a member of the APC Group.

(j) “Fees” means the fees associated with the Services as set forth on the Exhibit A.

(k) “Force Majeure Events” has the meaning set forth in Section 25.

(l) “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (i) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing; (ii) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (iii) trade secrets and confidential know-how; (iv) patents and patent applications; (v) websites and internet domain name registrations; and (vi) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing.

(m) “Laws” means all applicable laws, statutes, ordinances, codes, rules, regulations, orders, writs, injunctions, judgments, decrees, and other pronouncements having the effect of law of any federal, state, local, or foreign government, or any political subdivision thereof, or any agency, department, commission, board, bureau, or instrumentality of any such government or political subdivision, or any court or arbitrator.

(n) “Non-Defaulting Party” has the meaning set forth in Section 7(d).

(o) “Party” or “Parties” has the meaning set forth in the Preamble.

(p) “Permits” means all permits, licenses, franchises, directives, approvals, authorizations, clearances, closures, waivers, consents or exemptions, required to be obtained from Governmental Authorities pursuant to applicable Law.

(q) “Proprietary Materials” means all information, data and knowledge furnished or made available by ARKO Group or a Third Party Provider to APC Group as part of the Services, or used in the performance of Services, and copies thereof, including software, documentation, techniques, tools, templates, processes, procedures, discoveries, inventions and technical data.

(r) “Reimbursable Expenses” has the meaning set forth in Section 5(a).

(s) “Service” or “Services” has the meaning set forth in Section 2(a).

(t) “Third Party Provider” means any Person other than ARKO Group or its employees.

SECTION 2. Services.

(a) Upon the terms and subject to the conditions set forth in this Agreement, ARKO Group agrees to provide (or cause to be provided) to APC Group, the services set forth on Exhibit A attached hereto, each on and pursuant to the terms set forth therein and herein (each, a “Service,” and, collectively, the “Services”), in good faith and with the same standards of care that ARKO Group exercises in performing similar services for itself. APC Group shall not resell or permit the resale of any of the Services to any Person whatsoever.

(b) If (i) ARKO Group receives a service, hardware, license, or other rights from a Third Party Provider and such service, hardware, license, or other rights is necessary for ARKO Group to provide Services to APC Group in accordance with the terms of this Agreement, and such Third Party Provider demands that ARKO Group cease providing such Service in order to comply with the terms of any agreement with such Third Party Provider or threatens ARKO Group in writing (including email) that it believes ARKO Group to be in breach of such agreement with the Third Party Provider, or and ARKO Group is unable, after notifying APC Group and making commercially reasonable efforts, to procure equivalent services from an alternative provider, in any such case, ARKO Group shall no longer be obligated to provide any such Services to APC Group; provided that ARKO Group and APC Group shall cooperate to find a commercially reasonable alternative arrangement for the provision of such Services, and, if such alternative arrangement is agreed upon, then Exhibit A shall be amended accordingly.

(c) Any tasks necessary to accomplish the Services, even if such services or tasks are not themselves expressly set forth on Exhibit A, are deemed to be part of the Services to be performed pursuant to this Agreement. From time to time, APC Group or ARKO Group may desire to implement changes to the Services or APC may request that ARKO Group perform additional services required for the operation of the Business. In such case, the requesting Party will notify the other Party of the desired change and the Parties shall discuss in good faith the nature of the modification to the Services and any resulting changes in fees, costs, specifications and scheduling. Changes to Services will be effective only upon the mutual written agreement of the Parties. Any additional services provided by ARKO Group shall constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on Exhibit A. Any material modifications to the Services shall require the approval of the Conflicts Committee.

(d) APC Group acknowledges that ARKO Group is not engaged in the business of providing Services of the type provided hereunder to third parties. If ARKO Group reasonably believes that it is unable to provide any Service (after ARKO Group shall have used commercially reasonable efforts to provide such Service), then ARKO Group shall promptly notify APC and such Parties shall negotiate in good faith with respect to a course of action to provide an alternative Service, and Exhibit A shall be amended accordingly. ARKO Group shall use commercially reasonable efforts to provide the Services to APC Group on a continuous basis. Nothing in this Agreement shall require ARKO Group to modify or change any of its information technology or other systems in order to provide the Services so long as the Services are provided in a manner consistent with how ARKO Group provides such Services to itself.

(e) ARKO Group shall have the right, in its sole and reasonable discretion, to (i) designate which personnel it will assign to perform the Services and (ii) remove and replace such personnel at any time. ARKO Group is not obligated to hire any additional employees or maintain the employment of any specific employee.

(f) ARKO Group reserves the right, at its discretion, to subcontract the performance of any of the Services (other than the Executive Services) to a Third Party Provider; provided that as between ARKO Group and APC Group, ARKO Group shall be solely liable for any actions or inactions of such Third Party Provider.

(g) APC Group and ARKO Group agree to cooperate, to provide such information, and to take such actions in good faith and as may be reasonably required to assist each other to implement or give effect to this Agreement.

(h) To the extent technology, software, information systems or other property (collectively, “Technology”) of third parties licensed by or made available to ARKO Group is used by APC Group in connection with Services, APC Group shall comply in all material respects with the terms of ARKO Group’s agreements with such third parties.

(i) Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall obligate ARKO Group or APC Group to undertake any activity that would violate any applicable Law or any contract with any Person; provided that, the Parties shall cooperate to modify the applicable Services so that such Services may be provided in compliance with such Law or Contract as soon as reasonably possible.

SECTION 3. Confidential Information; Ownership of Proprietary Materials.

(a) The receiving Party agrees to keep confidential the Confidential Information of the disclosing Party and shall not disclose, or permit any third party or entity access to, the Confidential Information (or any portion thereof) without prior written permission of the disclosing Party (except such disclosure or access which is required to perform any obligations under this Agreement); and the receiving Party shall ensure that any employees, or any third parties who receive access to the Confidential Information, are advised of the confidential and proprietary nature thereof and are prohibited from copying, utilizing or otherwise revealing the Confidential Information in violation of this Agreement. Without limiting the foregoing, the receiving Party agrees to employ with regard to the Confidential Information procedures no less restrictive than the procedures used by it to protect its own Confidential Information. Notwithstanding the

foregoing, the receiving Party may disclose, or may permit disclosure of, Confidential Information (i) to its auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such Information for auditing and other professional purposes and are informed of the obligation to hold such Information confidential and in respect of whose failure to comply with such obligations, the applicable Party will be responsible; (ii) if such Party is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of Law or stock exchange rule or is advised by outside counsel in connection with a proceeding brought by a governmental entity that it is advisable to do so; (iii) as required in connection with any legal or other proceeding by one Party against the other Party or in respect of claims by one Party against the other Party brought in a proceeding; (iv) as necessary in order to permit a Party to prepare and disclose its financial statements in connection with any regulatory filings or tax returns; (v) as necessary for a Party to enforce its rights or perform its obligations under this Agreement; or (vi) to governmental entities in accordance with applicable procurement regulations and contract requirements. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made by a third party pursuant to clause (ii), (iii) or (vi) above, the applicable Party shall promptly notify (to the extent permissible by Law) the Party to whom the Confidential Information relates of the existence of such request, demand or disclosure requirement and shall provide such affected Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Party will cooperate in obtaining to the extent reasonably practicable. In the event that such appropriate protective order or other remedy is not obtained, the Party which faces the disclosure requirement shall furnish only that portion of the Confidential Information that is required to be disclosed and shall take commercially reasonable steps to ensure that confidential treatment is accorded such Confidential Information.

(b) If ARKO Group furnishes to APC Group any Proprietary Materials pursuant to this Agreement, ARKO Group shall retain exclusive ownership therein (including all rights to Intellectual Property inherent therein and appurtenant thereto). All Confidential Information of a Party shall remain the property of such Party, notwithstanding its disclosure to a receiving Party hereunder.

(c) Promptly upon discovery of (i) an actual or suspected breach of the privacy or security of any data belonging to the other Party or (ii) any violation of any privacy or data security Laws with respect to data belonging to the other Party, the discovering Party shall use commercially reasonable efforts to provide notice to the other Parties explaining the nature and scope of the incident and reasonably cooperate with the other Parties in any investigation and remediation that the Parties mutually agree are reasonably necessary (including any forensic investigation).

(d) The Parties agree that irreparable damage may occur in the event that the provisions of this Section 3 were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to seek an injunction or injunctions to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 4. Mutual Access, Coordination and Cooperation. Each Party shall make reasonably available on a timely basis to the other Party all information and materials in such Party’s possession reasonably requested by the other Party to enable it to provide or receive the Services hereunder. Each Party shall grant the other Party reasonable access, during regular business hours and at such other times as are reasonably required, to such Party’s premises for the purpose of providing or receiving the Services hereunder. Each Party shall provide timely decisions, approvals and acceptances in order that the other Party may perform its obligations under this Agreement in a timely and efficient manner. ARKO Group’s delay in performing or failure to perform any of its obligations under this Agreement shall be excused (and ARKO Group shall not be liable to APC Group) if and to the extent such delay or failure results from APC Group’s failure to provide any of the foregoing or to perform any of its obligations hereunder.

SECTION 5. Payment.

(a) As consideration for provision of the Services, APC Group shall pay ARKO Group the Fees. The Fees set forth on Exhibit A shall be billed on a cadence determined by ARKO Group in its reasonable discretion. APC Group (i) shall pay ARKO Group the applicable Fees and (ii) shall reimburse ARKO Group for all reasonable and documented out-of-pocket third-party expenses incurred by ARKO Group in connection with providing the Services (the “Reimbursable Expenses”), in each case, in accordance with the invoicing procedures in Section 5(b). Any unpaid amounts (other than amounts being disputed in writing pursuant to Section 5(b)) shall accrue interest from the scheduled due date until the date that such amounts are fully paid to ARKO Group at a rate equal to the lesser of (i) twelve percent (12%) per annum and (ii) the highest rate permitted by applicable Law.

(b) ARKO Group shall provide APC Group with invoices reflecting in reasonable detail the Fees owed for the Services for the period being billed, together with reasonable supporting documentation with respect to the Reimbursable Expenses. For the avoidance of doubt, “Reimbursable Expenses” shall include, but shall not be limited to, any costs, fees or penalties incurred by ARKO Group when cancelling an agreement or service prior to the expiration of such agreement or service contract as a result of any Service(s) being terminated by APC Group per the terms of this Agreement (the “Termination Fees”). Fixed Fees shall be paid in advance and any variable Fees and Reimbursable Expenses shall be paid in arrears, with the Fixed Fees being due and payable in the first Business Day of each month. All amounts properly billed for Reimbursable Expenses and for variable Fees shall be due and payable thirty (30) days of the date the invoice is received. If APC Group disputes, in good faith, any Fees or Reimbursable Expenses, then APC Group shall deliver notice of such dispute to ARKO Group, and the Parties shall in good faith discuss and settle such amount promptly following APC Group’s notice thereof. APC Group may withhold any disputed amount, without interest or penalty, pending resolution thereof in accordance with the immediately preceding sentence.

(c) ARKO Group shall have the right to offset amounts owed by APC Group pursuant to this Agreement against any amounts then owed by ARKO Group to APC Group.

SECTION 6. Taxes. Any sales and use taxes assessed on the provision of the Services hereunder shall be paid by APC Group. The Parties shall be responsible for and shall withhold and/or pay, as may be required by applicable Law, all taxes pertaining to the employment of their respective employees and personnel.

SECTION 7. Term of Agreement; Termination. This Agreement shall remain in effect until terminated as set forth below:

(a) by mutual written consent of the Parties;

(b) by any Party upon no less than sixty (60) days written notice if a Change of Control occurs;

(c) on the second anniversary of the date on which ARKO distributes shares of capital stock of APC in a transaction intended to qualify as a tax-deferred distribution pursuant to Section 355 of the Internal Revenue Code of 1986, as amended; and

(d) by any Party (the “Non-Defaulting Party”) upon written notice to the other Party if:

(i) with respect to ARKO Group only, APC Group fails to pay any undisputed Fees or Reimbursable Expenses within thirty (30) calendar days following a scheduled due date;

(ii) such other Party commits a material breach of this Agreement and such breach continues uncured for a period of thirty (30)) calendar days following a written request to cure such breach from the Non-Defaulting Party; or

(iii) such other Party files, or has filed against it, a petition for voluntary or involuntary bankruptcy (which is not dismissed within sixty (60) days of such involuntary filing) or pursuant to any other insolvency Law or makes or seeks to make a general assignment for the benefit of its creditors or applies for or consents to the appointment of a trustee, receiver or custodian for it or a substantial part of its property.

Any Service provided hereunder may be terminated by APC Group if it no longer requires such Service upon no less than thirty (30) days written notice to ARKO Group; provided that APC Group shall reimburse ARKO Group for any Reimbursable Expenses incurred in connection with the termination of such Services.

SECTION 8. Representations and Warranties.

(a) Each Party hereby represents and warrants to the other Party that: (a) the execution, delivery and performance of this Agreement has been duly and validly authorized; and (b) this Agreement constitutes the valid and binding obligations of such Party, enforceable against such party in accordance with its terms (subject to bankruptcy, moratorium, and other Laws affecting the enforcement of creditors’ rights generally and subject to the application of specific performance and other equitable principles).

(b) EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, THE SERVICES ARE PROVIDED “AS-IS” AND ARKO GROUP DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THIS AGREEMENT. ARKO Group DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, EXCEPT TO THE EXTENT THAT ANY WARRANTIES IMPLIED BY LAW CANNOT BE VALIDLY WAIVED.

SECTION 9. [Reserved].

SECTION 10. Assignment. Neither this Agreement nor any of the rights and obligations of the Parties hereunder may be assigned by either Party without the prior written consent of the other Party, except to an Affiliate of such Party; provided, however, that such assignment shall not relieve the assigning Party of its obligations hereunder. Subject to the first sentence of this Section 10, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 10 shall be void.

SECTION 11. No Third Party Beneficiaries. Except as provided in Section 10, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

SECTION 12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (provided that no automated notice of delivery failure is received by the sender) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth on the Notices Schedule attached hereto (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 12):

SECTION 13. Headings; Construction. The descriptive headings of the Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to “Sections” shall be deemed to be references to sections hereof unless otherwise indicated. The words “include” and “including” shall not be construed as terms of limitation and shall be deemed to be followed with “without limitation.” The word “or” shall not be exclusive.

SECTION 14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission, electronic mail transmission (e.g., in ..PDF format), or by any electronic signature platform (e.g. DocuSign or Vinesign) will constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile, electronic mail (e.g., in .PDF format), or by any electronic signature platform (e.g. DocuSign or Vinesign) will be deemed to be their original signatures for any purpose whatsoever.

SECTION 15. Integrated Contract. This Agreement, including the Exhibits hereto, and any written amendments to the foregoing satisfying the requirements of Section 22 herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede any previous agreements and understandings between the Parties with respect to such matters. Each Exhibit hereto is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

SECTION 16. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

SECTION 17. Governing Law; Jurisdiction; Venue. This Agreement and all claims and causes of action (whether based in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance thereof shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles of such state that would result in the application of the laws of any jurisdiction other than those of the State of Delaware. Each Party hereby irrevocably and unconditionally (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and any Delaware state appellate courts therefrom for any action, suit or proceeding arising out of or relating to this Agreement (unless the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in which case such matter shall be brought before any state or federal court located in the State of Delaware), and each Party hereby irrevocably and unconditionally agrees not to commence any such action, suit or proceeding except in such courts, (b) waives any objection to the laying of venue of any such action, suit or proceeding in any such courts and (c) waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Parties further agrees that service of any process, summons, notice or document by registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against it.

SECTIONS 18-20 [Reserved].

SECTION 21. Dispute Resolution. With respect to matters arising out of or relating to this Agreement requiring dispute resolution, the Parties shall follow the dispute resolution process outlined in this Section 21. In the event of such a dispute, any Party may, at any time, give notice to the other Party requesting to discuss actions that might be taken to resolve such dispute. Promptly upon a Party’s receipt of such notice, the issue shall be submitted to the respective executive officers designated by Parties in writing, who shall comprise the Escalation Committee (the “Escalation Committee”), and the Parties shall cause the Escalation Committee to meet to negotiate in good faith to resolve such dispute. With respect to any material disputes, the Conflicts Committee must, on behalf of APC Group, approve any decision by the Escalation Committee.

SECTION 22. Amendments and Waivers. This Agreement may be amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by an instrument in writing signed by each of the Parties or, in the case of a waiver, by or on behalf of the party waiving compliance. Any material amendment, modification, or waiver must be approved by the Conflicts Committee.

SECTION 23. Independent Contractor. At all times during the term of this Agreement, ARKO Group shall be an independent contractor with the sole right to supervise, manage, operate, assign, control and direct the performance of the Services and the sole obligation to employ, compensate and manage its employees and business affairs. For such time as any employees of ARKO Group are providing the Services to APC Group under this Agreement, such employees will remain employees of ARKO Group, and shall not be deemed to be employees of APC Group for any purpose. Except as contemplated in connection with the Services, none of the Parties shall act or represent or hold itself out as having authority to act as an agent or partner of any other Party, or in any way bind or commit any other Party to any obligations. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever for any Party with respect to the indebtedness, liabilities, obligations or actions of any other Party or any of its respective officers, directors, members, managers, employees, stockholders, agents or representatives, or any other Person. Notwithstanding the foregoing or anything else herein to the contrary, when performing Executive Services, the officers of APC shall be subject to the direction of the Board of Directors of APC.

SECTION 24. Survival. The provisions of Section 3, Section 5, Section 6 and Section 10 through Section 26 shall survive the expiration or earlier termination of this Agreement for any reason whatsoever.

SECTION 25. Force Majeure. ARKO Group shall not be in default hereunder by reason of any failure or delay in the performance of its obligations hereunder where such failure or delay is due to any cause (except financial) beyond the reasonable control of ARKO Group, including, to the extent satisfying the foregoing, strikes, labor disputes, civil disturbances, riot, rebellion, invasion, pandemic, epidemic, hostilities, war, terrorism, embargo, natural disaster, acts of God, flood, fire, sabotage, accident, delay in transportation, loss and destruction of property, intervention by a governmental entity, change in Laws or other events or any other circumstances or causes beyond ARKO Group’s reasonable control (“Force Majeure Events”), and ARKO Group shall be excused from such performance to the extent such performance is prevented, restricted, interrupted or suspended as a result of such Force Majeure Event. ARKO Group shall (a) provide written notice to APC Group of any such default or delay in its performance of obligations resulting from a Force Majeure Event as soon as reasonably practicable upon learning of such Force Majeure Event and (b) use commercially reasonable efforts to resume the performance of Services as soon as reasonably practicable.

SECTION 26. Waiver of Jury Trial. Each Party hereby waives, to the fullest extent permitted by Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement or disputes relating hereto.

[Signatures begin on next page]

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed as of the date first set forth above by their duly authorized representatives.

ARKO Petroleum Corp.

[______________]

By:
Name:
Title:

ARKO Corp.:

ARKO Corp., a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Management Services Agreement]

Notices Schedule

If to APC Group:

c/o GPM Investments, LLC

Attn: Chief Executive Officer

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Telephone: [***]

Email: [***]

and

c/o GPM Investments, LLC

Attn: General Counsel

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Telephone: [***]

Email: [***]

If to ARKO Group:

c/o GPM Investments, LLC

Attn: Chief Executive Officer

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Telephone: [***]

Email: [***]

and

c/o GPM Investments, LLC

Attn: General Counsel

8565 Magellan Parkway, Suite 400

Richmond, VA 23227

Telephone: [***]

Email: [***]